                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549


                                   FORM 8-K

                                CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of
                     the Securities Exchange Act of 1934


              Date of Report (date of earliest event reported):
                               August 22, 1996


                                 AIRGAS, INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)



   Delaware                1-9344               56-0732648
_______________    _______________________    _____________
(State or other    (Commission File Number)   (I.R.S. Employer
jurisdiction of                                Identification
incorporation)                                 No.)



                      100 Matsonford Road, Suite 550
                            Radnor, PA  19087
                    _______________________________________
                    (Address of principal executive offices)



Registrant's telephone number, including area code: (610) 687-5253
                                                    _______________

Item 5. Other Events.
        ____________

From April 1, 1996 through August 1, 1996, the Registrant has acquired twelve individually insignificant businesses. The Registrant is filing this current report on Form 8-K in order to provide audited financial statements and pro forma information for one individually insignificant business acquisition in accordance with Regulation S-X, Rule 3-05(b)(1)(i), although such acquisitions, in the aggregate, do not exceed 20% of any of the conditions set forth in Rule 1-02(w).

Effective April 1, 1996, Airgas Safety, Inc., a 95% owned subsidiary of U.S. Airgas, Inc., a wholly-owned subsidiary of the Registrant, purchased substantially all of the assets of IPCO Safety Products Company, Inc. ("IPCO") for $34 million plus the assumption of certain liabilities. In addition, $1 million was paid to IPCO's shareholder in connection with entering into a non-competition and confidentiality agreement.

The acquisition was financed using the Registrant's revolving credit facilities with NationsBank of North Carolina, N.A. and the assumption of certain liabilities.

At the time of the acquisition described above, the aforementioned business was engaged in the distribution of safety, industrial and environmental supplies. The Registrant intends to continue to use the acquired assets in its recently formed Industrial Distribution Division.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         __________________________________________________________________

(a)  Financial Statements

     1. Audited balance sheet of IPCO Safety Products Company as of December 31, 1995 and 1994 and the related statements of income, shareholder's equity and cash flows for the years then ended.

(b)  Pro Forma Financial Information

     The table on page four sets forth selected pro forma operating data of the Registrant for the year ended March 31, 1996 as if the IPCO acquisition had been consummated on April 1, 1995.

(c)  Exhibits.

     23.1  Consent of Arthur Andersen LLP

                                  Signatures
                                  __________


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         AIRGAS, INC.




                    BY:  /s/Gordon L. Keen, Jr.
                         _____________________
                         Gordon L. Keen, Jr.
                         Vice President-
                         Corporate Development


DATED:     August 22, 1996

AIRGAS, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS, EXCEPT
FOR PER SHARE AMOUNTS)

                                       Year Ended March 31, 1996
                              _______________________________________________

                                       IPCO Safety
                                       Products
                          Airgas, Inc. Company      Pro Forma
                          (Historical) (Historical) Adjustments  Note   Pro
Operating Data            (Note 1)     (Note 1)     (Note 2)     Ref.   Forma
________________          ___________  __________   __________  ____    ______

Net Sales                 $838,144     $53,576     $     -           $891,720
Cost of Products Sold
 (Excluding Depreciation
  and Amortization)        419,491      43,044           -            462,535
Selling, Distribution
 & Administrative Expenses 279,906       8,167                        288,073
Depreciation & Amortization 45,762         230         589      a      46,581
                            ______       _____      ______            _______
Total Costs & Expenses     745,159      51,441         589            797,189
                            ______      ______      ______            _______

Operating Income            92,985       2,135        (589)            94,531

Interest Expense, Net      (24,862)       (544)     (1,650)    b      (27,056)
Other Income, Net              782         (59)          -                723
Minority Interest             (663)          -           -               (663)
                            ______       _____      ______            _______

Earnings Before Income
 Taxes                      68,242       1,532      (2,239)            67,535
Income Taxes                28,522           -        (275)    c       28,247
                            ______       _____      ______            _______
Net Earnings               $39,720      $1,532     $(1,964)          $ 39,288
                            ======       =====       =====            =======
Earnings Per Share (3)     $   .60                                   $    .59
                            ======                                    =======

Weighted Average Shares     66,215                                     66,215
                            ======                                    =======

Notes:
(1) Includes unaudited compiled financial data for the twelve months ended March 31, 1996.
(2)  See page 5 for explanation of pro forma adjustments.
(3)  See earnings per share calculations on page 6.

(a) Depreciation and amortization expense has been increased by $589. The adjustment was made to reflect the purchase accounting adjustments related to the acquired fixed assets, goodwill and non-competition agreement.

(b) The pro forma interest expense adjustment of $1,650 reflects the debt incurred in financing the acquisition at the Registrant's effective interest rate.

(c) Income tax effect of pro forma adjustments at the Registrant's marginal tax rate. IPCO was previously taxed under Subchapter S of the Internal Revenue Code.

AIRGAS, INC.
EARNINGS PER SHARE CALCULATIONS
(DOLLARS IN THOUSANDS, EXCEPT
FOR PER SHARE AMOUNTS)



                                       Year Ended
                                     March 31, 1996
Adjustment of Weighted Average
Shares Outstanding                 Historical  Pro Forma
______________________________     ___________ _________

Shares of Common Stock
 Outstanding - Weighted               62,821     62,821

Net Common Stock Equivalents           3,394      3,394
                                      ______     ______
 Adjusted Shares Outstanding          66,215     66,215
                                      ======     ======

Net Earnings                         $39,720    $39,288
                                      ======     ======
Earnings Per Share                   $   .60    $   .59
                                      ======     ======


Earnings per share amounts were determined using the treasury stock method. This method assumes the exercise of all dilutive outstanding options and warrants and the use of the aggregate proceeds therefrom to acquire the Registrant's outstanding common stock. Net earnings were divided by the average number of shares outstanding adjusted for the assumed exercise of the options and warrants outstanding and repurchase of common stock to calculate per share amounts.

              IPCO SAFETY PRODUCTS COMPANY
              OF PENNSYLVANIA, INC. AND AFFILIATES

              COMBINED FINANCIAL STATEMENTS
              AS OF DECEMBER 31, 1995 AND 1994
              TOGETHER WITH AUDITORS' REPORT

           REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of IPCO Safety Products
   Company of Pennsylvania, Inc.:

We have audited the accompanying combined balance sheet of IPCO Safety Products Company of Pennsylvania, Inc. (a Pennsylvania corporation) and Affiliates, identified in Note 1, as of December 31, 1995 and 1994, and the related combined statements of income, shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IPCO Safety Products Company of Pennsylvania, Inc. and Affiliates as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                                             ARTHUR ANDERSEN LLP


Philadelphia, Pa.,
  May 22, 1996

      IPCO SAFETY PRODUCTS COMPANY OF PENNSYLVANIA, INC. AND AFFILIATES
                           COMBINED BALANCE SHEETS

                                                       December 31
                                             ------------------------------
                        ASSETS                   1995              1994
                        ______                   ____              ____

CURRENT ASSETS:
  Cash                                            $54,843          $76,564
  Accounts receivable, net of allowance
   for doubtful accounts of $66,763
   and $50,342                                  6,445,820        6,113,664
  Inventories                                   4,959,876        5,440,917
  Prepaid expenses and other current assets       194,954          393,799
                                               __________       __________
             Total current assets              11,655,493       12,024,944

PROPERTY AND EQUIPMENT, net                       516,608          628,660

INTANGIBLE ASSETS, net of accumulated
   amortization of $41,219 and $12,124            104,258          133,353
                                               __________       __________
                                              $12,276,359      $12,786,957
                                               ==========       ==========

           LIABILITIES AND SHAREHOLDER'S EQUITY
           ____________________________________

CURRENT LIABILITIES:
  Notes payable to bank                        $4,639,522       $4,583,247
  Current portion of long-term debt                 9,189           30,404
  Accounts payable                              1,778,739        1,935,151
  Accrued expenses                                335,340          223,748
                                               __________       __________
             Total current liabilities          6,762,790        6,772,550
                                               __________       __________

LONG-TERM DEBT, net of current portion          2,097,311        2,408,368
                                               __________       __________

SUBORDINATED SHAREHOLDER NOTES PAYABLE          2,740,000        2,740,000
                                               __________       __________

COMMITMENTS (Note 8)
SHAREHOLDER'S EQUITY:
  Common stock                                     15,500           15,400
  Additional paid-in capital                      206,135          206,135
  Retained earnings                               545,623          735,504
                                               __________       __________
                                                  767,258          957,039
  Less: Treasury stock, at cost                   (91,000)         (91,000)
                                               __________       __________
             Total shareholders' equity           676,258          866,039
                                               __________       __________
                                              $12,276,359      $12,786,957
                                               ==========       ==========
The accompanying notes are an integral part of these statements.

      IPCO SAFETY PRODUCTS COMPANY OF PENNSYLVANIA, INC. AND AFFILIATES


                        COMBINED STATEMENTS OF INCOME




                                                     Year Ended
                                                     December 31
                                              ----------------------------
                                                 1995           1994
                                                 ____           ____

NET SALES                                    $53,064,097     $45,573,207
COST OF GOODS SOLD                            42,828,998      37,121,475
                                              __________      __________
    Gross profit                              10,235,099       8,451,732

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES   8,264,879       7,902,350
DEPRECIATION AND AMORTIZATION                    236,533         177,561
                                              __________      __________
    Operating income                           1,733,687         371,821
                                              __________      __________
OTHER EXPENSES:
  Interest                                       561,685         333,337
  Miscellaneous                                   77,304          32,662
                                              __________      __________
                                                 638,989         365,999
                                              __________      __________
NET INCOME                                    $1,094,698          $5,822
                                              ==========      ==========





The accompanying notes are an integral part of these statements.

      IPCO SAFETY PRODUCTS COMPANY OF PENNSYLVANIA, INC. AND AFFILIATES


                 COMBINED STATEMENTS OF SHAREHOLDER'S EQUITY

                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


                                     Additional
                              Common  Paid-In   Retained  Treasury
                              Stock   Capital   Earnings  Stock      Total
                              _____   _______   ________  ________   ______

BALANCE, JANUARY 1, 1994    $15,200  $206,135   $729,682  $(91,000)  $860,017
  Issuance of common stock      200         -          -         -        200
  Net income                      -         -      5,822         -      5,822
                             ______   _______  _________   _______  _________

BALANCE, DECEMBER 31, 1994   15,400   206,135    735,504   (91,000)   866,039
  Issuance of common stock      100         -          -         -        100
  Cash distributions              -         - (1,284,579)        - (1,284,579)
  Net income                      -         -  1,094,698         -  1,094,698
                             ______   _______  _________   _______  _________
BALANCE, DECEMBER 31, 1995  $15,500  $206,135   $545,623  $(91,000)  $676,258
                             ======   =======  =========   =======  =========





The accompanying notes are an integral part of these statements.

      IPCO SAFETY PRODUCTS COMPANY OF PENNSYLVANIA, INC. AND AFFILIATES
                      COMBINED STATEMENTS OF CASH FLOWS
                                                     Year Ended December 31
                                                    -------------------------
                                                      1995            1994
                                                      ____            ____
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                          $1,094,698        $5,822
 Adjustments to reconcile net income to
  net cash provided by (used in) operating activities-
   Depreciation and amortization                        236,533       177,561
   Loss on sale of property and equipment                56,222        22,597
   Provision for bad debts                               66,763        16,342
   Changes in assets and liabilities, net of the
   effects of the purchase of Pacific Safety
   Equipment Company-
       Decrease (increase) in-
            Accounts receivable                        (398,919)     (723,889)
            Inventories                                 481,041    (1,171,299)
            Prepaid expenses and other current assets   198,845       (61,983)
         Increase (decrease) in-
            Accounts payable                           (156,412)      (17,617)
            Accrued expenses                            111,592        99,089
                                                      _________     _________
 Net cash provided by (used in) operating activities  1,690,363    (1,653,377)
                                                      _________     _________
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of Pacific Safety Equipment Company             -       (86,791)
  Purchases of property and equipment                  (164,108)     (484,438)
  Proceeds from sale of property and equipment           12,500        14,000
                                                      _________     _________
 Net cash used in investing activities                 (151,608)     (557,229)
                                                      _________     _________
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock                                  100           200
  Net borrowings under note payable, bank                56,275     2,293,697
  Principal payments on long-term debt                 (332,272)      (11,760)
  Cash distributions                                 (1,284,579)            -
                                                      _________     _________
 Net cash (used in) provided by financing activities (1,560,476)    2,282,137
                                                      _________     _________
NET INCREASE (DECREASE) IN CASH                         (21,721)       71,531
CASH, BEGINNING OF YEAR                                  76,564         5,033
                                                      _________     _________
CASH, END OF YEAR                                       $54,843       $76,564
                                                      =========     =========
SUPPLEMENTAL INFORMATION:
  Cash paid for interest                               $540,067      $314,369
                                                      =========     =========
  Purchase of the net assets of Pacific Safety
  Equipment Company-
      Fair value of assets acquired                   $       -      $488,686
      Transaction costs                                       -        86,791
      Notes payable to sellers                                -      (430,000)
      Cash paid for transaction costs                         -       (86,791)
                                                      _________     _________
      Goodwill                                        $       -       $58,686
                                                      =========     =========
The accompanying notes are an integral part of these statements.

      IPCO SAFETY PRODUCTS COMPANY OF PENNSYLVANIA, INC. AND AFFILIATES

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                          DECEMBER 31, 1995 AND 1994


1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Business

IPCO Safety Products Company of Pennsylvania, Inc. and Affiliates (the Company) are wholesale distributors of safety, industrial hygiene and environmental clean-up supplies and equipment.

The principal business activities of the Company are carried out by the following affiliated companies:

        IPCO Safety Products Company of Pennsylvania, Inc. (IPCO-PA) IPCO Safety Products Company of Georgia, Inc. (IPCO-GA)
        IPCO Safety Products Company of California, Inc. (IPCO-CA) IPCO Safety Products Company of Ohio, Inc. (IPCO-OH)

Principles of Combination

The combined financial statements include the accounts of IPCO-PA, IPCO-GA and IPCO-CA. All intercompany accounts and transactions have been eliminated in combination. The combined financial statements include the results of operations for IPCO-CA for the period from July 25, 1994 (inception) through December 31, 1994. IPCO-OH was established in December 1995. Its operations began in 1996. The combined financial statements include IPCO-OH for 1995.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories

Inventories consist entirely of finished goods. Inventories are stated at the lower of cost or market, with cost determined by the last-in, first-out (LIFO) method for IPCO-PA and the first-in, first-out (FIFO) method for IPCO-GA and IPCO-CA.

If the first-in, first-out method had been used by IPCO-PA, inventories would have been $251,533 and $273,497 higher than reported at December 31, 1995 and 1994, respectively.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using primarily accelerated methods over the estimated useful lives of the related assets. Repairs and maintenance costs are charged to expense as incurred.

Intangible Assets

Intangible assets consist principally of the excess of cost over the fair value of the net assets acquired (goodwill) related to the IPCO-CA acquisition (see Note 2). Other intangible assets relate to organization costs of IPCO-CA. Intangible assets are amortized using the straight-line method over 5 years.

Income Taxes

All of the affiliated companies are S corporations for federal and state income tax purposes. Accordingly, federal and state income taxes have not been provided because the income will be included in the shareholder's individual income tax returns. Income taxes may result in future periods in certain states and localities.

The affiliated companies report certain income and expense items for income tax purposes on a basis different from that reflected in the accompanying combined financial statements. The principal differences relate to depreciation. If any of the S corporations' status were terminated, deferred income taxes would need to be reflected in the accompanying combined financial statements.

Reclassifications

Certain amounts included in the 1994 financial statements have been reclassified to conform with the 1995 presentation.

2. ACQUISITION:

In July 1994, IPCO-CA was formed and acquired certain assets of Pacific Safety Equipment Company (Pacific). The purchase price was $430,000, plus transaction costs of $86,791 and was financed with a note payable to the seller and existing cash. The Company entered into a noncompete agreement with Pacific and its former owners. The excess of the purchase price over the fair value of the assets acquired (goodwill) was $58,686.

3. PROPERTY AND EQUIPMENT:

Property and equipment consists of the following:

                                December 31
                        ----------------------------    Estimated
                           1995           1994          Useful Lives
                           ____           ____          ____________
 Automotive equipment     $75,345        $164,660          5 years
 Computer equipment       359,332         323,793          5 years
 Office equipment         406,744         397,874          7 years
 Leasehold improvements   111,336          56,785        31.5 years
 Warehouse equipment      153,916          88,767          7 years
                         _________      _________
                         1,106,673      1,031,879
 Less: Accumulated
  depreciation and
  amortization            (590,065)      (403,219)
                         _________      _________
                        $  516,608     $  628,660
                         =========       ========

4. NOTES PAYABLE TO BANK:

At December 31, 1995, Notes Payable to Bank consisted of amounts outstanding under a $6.5 million revolving line-of-credit facility (the New Revolver). The New Revolver is due November 1997 and bears interest which is payable monthly at the bank's National Commercial Rate (NCR) (8.5% at December 31,
1995). At the Company's option, up to $4 million may be termed out for a two-year period with an interest rate, payable monthly, equal to the United States Government T-bill rate (two-year term) plus 2.5%. Subsequent to December 31, 1995, the New Revolver was paid off. Refer to Note 10.

The above described notes are governed by a Working Capital Loan and Security Agreement (Credit Facility) dated November 1995. The Credit Facility is secured by substantially all of the assets of the Company. The Credit Facility also includes a $2 million term loan which is due July 1, 1998. (See
Note 5.)

The Credit Facility is subject to compliance by the Company with several conditions and covenants which include, but are not limited to, maintaining minimum levels of working capital, tangible net worth, tangible capital funds and certain other financial ratios.

At December 31, 1994, Notes Payable to Bank consisted of amounts outstanding under a $4.2 million revolving line-of-credit facility (Revolver). The Revolver was due May 1996 with interest payable monthly at the bank's National Commercial Rate (NCR) (8.5% at December 31, 1994) or at the London Interbank Offered Rates (LIBOR) plus 1.9%, at the option of the Company.

In addition, at December 31, 1994, Notes Payable to Bank included $500,000 outstanding on a demand note. The demand note had interest payable monthly at NCR plus .25%.

5. LONG-TERM DEBT:

                                                   December 31
                                           ---------------------------------
                                                  1995          1994
                                                  ____          ____
7% term loan payable to bank, interest only
   payable monthly; due July 1, 1998
   (see Note 4)                              $ 2,000,000      $2,000,000

Note payable to seller (see Note 2),
   interest ranging from 6.5% to 7.5%; payable
   in monthly principal and interest payments
   of $1,405 through July, 2004; secured by
   all assets of IPCO-CA                         106,500         419,352

Other                                                 --          19,420
                                               _________       _________
Less- Current portion                          2,106,500       2,438,772
                                                  (9,189)        (30,404)
                                               _________       _________
                                              $2,097,311      $2,408,368
                                               =========       =========

Long-term debt maturities at December 31, 1995, are as follows:

              1996                        $    9,189
              1997                             9,902
              1998                         2,010,670
              1999                            11,499
              2000                            12,392
              2001 and thereafter             52,848
                                           _________
                                          $2,106,500
                                           =========

6. SUBORDINATED SHAREHOLDER NOTES PAYABLE:

The subordinated shareholder notes payable are noninterest bearing and are subordinated to borrowings under the Credit Facility (see Notes 4 and 5). During 1995, the subordinated notes payable obligation to one of the shareholders was assumed by the remaining shareholder in connection with the transaction discussed in Note 7. The remaining shareholder has waived the demand option on these notes and extended the maturity date to beyond December 31, 1996.


7. SHAREHOLDER'S EQUITY:

Common stock at December 31, 1995 and 1994, consisted of the following:

December 31, 1995  IPCO-PA    IPCO-GA      IPCO-CA    IPCO-OH     Combined
_________________  _______    ________     _______    ________    ________

Par value          None         $1          $1          $1
Authorized       1,000 shares 1,000 shares 1,000 shares 1,000 shares
Issued             300 shares   200 shares  200 shares  100 shares
Treasury           100 shares   None        None        None
Outstanding        200 shares  200 shares   200 shares  100 shares
Common Stock       $15,000     $200         $200        $100       $15,500

December 31, 1994  IPCO-PA    IPCO-GA     IPCO-CA     IPCO-OH    Combined
_________________  _______    ________    _______     ________   ________

Par value          None          $1          $1           $-
Authorized       1,000 shares  1,000 shares 1,000 shares   -
Issued             300 shares    200 shares  200 shares    -
Treasury           100 shares    None        None          -
Outstanding        200 shares   200 shares   200 shares    -
Common Stock      $15,000       $200         $200         $-      $15,400

During 1995, one of the Company's shareholders acquired all of the issued and outstanding shares of the Company previously owned by another shareholder. As a condition to the stock purchase, the Company entered into a consulting and non-compete agreement with the former shareholder.

8. COMMITMENTS:

Operating Leases

At December 31, 1995, the Company was obligated under noncancelable operating leases, including the related party lease discussed below, for warehouse space, office equipment and transportation equipment. These leases expire at various times through 2000 and require minimum rentals, subject to escalation, as follows:

          1996            $  348,064
          1997               318,694
          1998               157,378
          1999               157,378
          2000                52,459
                           _________
                          $1,033,973
                           =========

Rent expense was $725,856 and $377,708 in 1995 and 1994, respectively.

The Company leases office and warehouse space at prices which, in the opinion of management, approximates market rates from an entity which is owned by the shareholder of the Company. Rent expense on this lease was $240,000 and $90,000 in 1995 and 1994, respectively. This related party lease requires minimum rental, as follows:

             1995           $   240,000
             1996               240,000
             1997               240,000
                                _______
                               $720,000
                                =======

Employment Agreement

The Company has entered into an employment agreement with its President. The agreement provides for a base salary plus a bonus based on certain performance criteria, as defined.

9. EMPLOYEE BENEFIT PLANS:

401(k) Plan

The Company maintains a 401(k) profit sharing plan covering substantially all employees. Eligible employees may contribute up to 11.25% of annual compensation to the Plan, subject to certain limitations, as defined. A matching employer contribution may be made at the discretion of the employer. Employee contributions vest immediately. Employer contributions vest over a period of up to ten years, as defined. Employer contributions were $70,070 and $65,520 in 1995 and 1994, respectively.

10. SUBSEQUENT EVENT:

In January 1996, the Company acquired substantially all of the assets of the Spartan Glove Company, a specialty glove distributor located in a suburb of Cincinnati, Ohio. The excess of the purchase price over the fair market value of the net assets acquired (goodwill) totaled $7,000. In addition, a non-compete payment of $20,000 was made to the former owner at closing.

In April 1996, substantially all of the assets of the Company were acquired by Airgas, Inc. In connection with this transaction, the Credit Facility was paid off in its entirety.